Exhibit 99.1

Contact:

Eon Labs, Inc.

Christopher LoSardo

Phone 516-478-9712

Novartis Completes Cash Tender Offer for Eon Labs;

Three Eon Directors Resign, Three Novartis Designees Appointed

LAKE SUCCESS, NY - July 21, 2005 - Eon Labs, Inc. (Nasdaq: ELAB) today announced that each of Thomas Strüngmann, Ph.D., Frank F. Beelitz and Bernhard Hampl, Ph.D. have resigned from Eon’s Board of Directors, effective immediately.  The resignations followed the completion by Zodnas Acquisition Corp., an indirectly wholly owned subsidiary of Novartis AG (NYSE: NVS), of its tender offer for the public shares of Eon pursuant to the terms of the previously announced merger agreement, dated as of February 20, 2005, by and among Eon, Zodnas, Novartis AG and Novartis Corporation.

Pursuant to the merger agreement, the remaining members of Eon’s Board of Directors unanimously appointed Terrence Barnett, Urs Naegelin, and Andreas Rummelt, who are designees of Novartis, to fill the resulting vacancies on Eon’s Board.

Eon Labs is a generic pharmaceutical company specializing in developing, licensing, manufacturing, selling and distributing a broad range of prescription pharmaceutical products. For press releases and other company information, visit the Eon Labs, Inc. website at www.eonlabs.com.

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.